UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
___________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 6, 2012
Date of Earliest Event Reported: June 6, 2012

Sauer-Danfoss Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14097 (Commission File Number)	36-3482074 (I.R.S. Employer Identification No.)

2800 East 13th Street Ames, Iowa (Address of principal executive offices)	50010 (U.S. Zip Code)

Registrant's telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d‑2(b))
□Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e‑4(c))

Section 5	Corporate Governance and Management
Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on June 6, 2012 at which the stockholders elected ten directors and ratified the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2012. Results of the voting in connection with each issue were as follows:

Voting on Directors:	For	Withhold	Abstain	Non-Votes

Niels B. Christiansen	41,699,386	4,572,217	0	911,759
Jørgen M. Clausen	45,471,091	800,512	0	911,759
Kim Fausing	41,730,449	4,541,154	0	911,759
Richard J. Freeland	45,920,897	350,706	0	911,759
Per Have	41,730,576	4,541,027	0	911,759
William E. Hoover, Jr.	45,502,974	768,629	0	911,759
Johannes F. Kirchhoff	45,822,262	449,341	0	911,759
Sven Ruder	42,067,052	4,204,551	0	911,759
Anders Stahlschmidt	41,725,536	4,546,067	0	911,759
Steven H. Wood	45,915,584	356,019	0	911,759

Proposal:	For	Against	Abstain	Non-Votes

Ratification of Independent Registered Public Accounting Firm	47,039,398	132,616	11,348	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

By: /s/ Kenneth D. McCuskey
Name: Kenneth D. McCuskey
DATE: June 6, 2012	Title:Vice President and Chief Accounting Officer